EXHIBIT 10.12

Maximum Amount Mortgage Contract

Mortgagor: Hubei Minkang Pharmaceutical Co., Ltd
Business License No./ID Card No.:
Legal Representative /Responsible Person: Koh Sock Hua
Address: No. 50, Xiba Road, Yichang City
Telephone: 07176272393  Fax: 07176272162

Mortgagee: Hubei Bank Co., Ltd Yichang Branch
Legal Representative /Responsible Person: Huang Xing
Address: No.109, Zhenzhu Road, Yichang
Telephone: 0717 6268687 Fax: 07176268574

In order to guarantee the performance of the debt under the master contract as described in article I of this contract, the mortgagor has voluntarily offered the legal disposing rights for the property listed in the attached “List of Mortgage” to establish the maximum amount mortgage for the creditor’s right of the mortgagee and both parties have agreed to enter into this contract based on the principle of equal consultations. Unless otherwise regulated in this contract, the terms or words in this contract shall be explained according to the master contract. (The provisions with □ are option terms. Please check “v” in the box for the applicable causes and check “X” for the terms that are not applicable).

Article I. Master Contract

The master contract for this contract is:

V	The “Credit Granting Agreement” with the No. of 2013 granting Yichang Branch0107 No.0001 and the amendments and supplement to the agreement between the Mortgagee and the debtor Hubei Minkang Pharmaceutical Co., Ltd.

X	The contracts of borrowings, trade financing, letter of guarantee, capital business or any other credit granting business (hereinafter short for “Single-transaction Contract”) and the amendments or supplements between the mortgagee and the debtor from to .

Article II. Principal Creditor’s Right and the Occurrence Period

Unless otherwise defined according to law separately or agreed by both parties, the actual creditor’s rights under the master contract arising during the below listed period (hereinafter short for “settlement period”. In case of the maturity of the contract, the period shall be defined according to the range of the creditor’s right of the maximum amount guarantee) and the creditor’s rights occurred between the debtor and the mortgagee before the effectiveness of this contract shall be the principal creditor’s rights of this contract:

V	From the effective date of the “Credit Granting Agreement” as specified in article I of this contract until the maturity of the using period of the credit granted of the agreement and its amendments.

X	The period is from to as specified in article I of this contract.

Article III. The Maximum Amount Range for the Creditor’s Rights under Guarantee

1. The maximum balance of the principal for the creditor’s right under this contract is:

Currency: RMB
(In Capital) RMB TEN MILLION YUAN IN TOTAL
(In numbers) 10000000 Yuan

2. For the creditor’s rights belong to the principal creditors rights under guarantee of this contract before the maturity the occurrence period of the principal creditor’s rights as defined in article II of this contract, the interest (including the legal interest, agreed interest, compound interest and penalty interest) arising from the principle creditor’s rights, penalty for breach of contract, loss indemnity, expense for the realization of creditor’s right (including but not limited to the disposal expense, tax, litigation expense, attorney fee, notarization fee, travel expense, auction expense, authentication expense, conservation expense and etc), the loss suffered by the mortgagee due to the breach of contract of the debtor and other expenses payables shall also belong to the creditor’s rights guaranteed under this contract. The specific amount for such expenses shall be defined during the recourse of such expense.

3. For the credit granting business provided by the mortgagee to the debtor like the acceptance of the commercial bill, opening of letter of credit (include the back to back letter of credit. The below term shall have the same meaning), bank guarantee, guarantee letter for receiving goods and etc during the settlement period, even the advance of the mortgagee has not occurred, the mortgagor shall also use the collateral to provide the guarantee responsibility within the maximum amount range of the creditor’s right if such advance has actually occurred after the maturity of the settlement period. In case the mortgagee have exercise the recourse rights in advance according to the regulations of this contract before the maturity of the settlement period, the mortgagor shall also use the collateral to provide the guarantee responsibility under the maximum amount range of the creditor’s right defined in this mortgage contract.

Article IV. Range of the Subject Matter for Mortgage Right

Collateral, accessory of the collateral (in regardless it exists before or after the mortgage), fruits generated after the collateral has been detained by the People’s Court during the exercising of the mortgage right, accession (effect of the mortgage rights, adhesion, mixture and processed products, include the compensation fund and co-ownership share), accessory right, subrogation object (like security deposit, loss indemnity fund and compensation fund).

Article V. Collateral

Please refer to the “List of Collateral” for the detailed information about the collateral.

In case the collateral has been destroyed, lost or acquired during the mortgage period, the mortgagee shall have priority right for getting the insurance benefits, loss indemnity funds, compensation funds and etc. In such cases, the mortgagee shall have the rights to receive such insurance benefits, loss indemnity funds, compensation funds and etc even if the performance period for the creditor’s right has not matured.

In case the collateral is a house, the mortgagor shall notify the mortgagee in time once get the information that the collateral will be demolished. If the house will be demolished during the mortgage period with the compensation method of using exchanging of property, the mortgagor shall negotiate with the debtor and mortgagee about the repayment of the principal debt according to the requirement of the mortgagee or use the houses exchanged or other collateral to re-arrange the mortgage and sign new mortgage contract according to the requirement of the mortgagee. During the period after the original collateral has been destroyed but the new mortgage registration has not been completed, the mortgagor shall engage another guarantor with the guarantee qualification to provide guarantee according to the requirement of the mortgagee. In case the house demolished will be compensated with compensation funds, the mortgagee shall have the priority right to get such compensation or the mortgagee could ask the mortgagor to use the removal compensation as the guarantee assets through the methods like establishment of special security deposit account, bank deposit account and etc. In such case, the parties shall sign a new Pledge Agreement of Security Deposit or Pledge Agreement of Bank Deposit.

Article VI. Registration of the Mortgage

In case mortgage need to be registered according to laws and agreement of both parties, the mortgagor shall start going through the formalities for the mortgage registration within 15 days after the signature of this contract. The mortgagee shall provide necessary assistance in the formalities of the registration. In case the registration information has experienced any changes necessary to update the registration, the mortgagor shall go through the necessary change registration to the competent registration authority within 15 days upon the changes of such information and the mortgagee shall provide all necessary assistance in such registration changes.

Article VII. Possession and Preservation of the Collateral

The mortgagor shall be liable for the possession and preservation of the collateral. However, all the right certificates of the collateral shall be preserved by the mortgagee. The mortgagor has agreed to accept the checking for the collateral of the mortgagee or the agencies or individual entrusted by the mortgagee and provide necessary assistance for such checking.

The mortgagor shall carefully preserve the collateral and take effective measures to maintain the collateral at sound status. The mortgagor shall take all effective measures o ensure the safety and integrity of the collateral. In case the collateral needs any repair, the mortgagor shall conduct such repair in time and shall be in charge of all the expenses arising from such repair.

Without the written consent of the mortgagee, the mortgagor shall not wholly or partially transfer, rent, borrow, invest with real material, reconstruct, rebuild or use any other methods to dispose the collateral wholly or partially. In case the mortgagee has agreed such disposal of the collateral, the funds received from such disposal shall be first used for the repayment of the debt in advance or deposited such fund into the account of third party designated by the mortgagee for deposit.

Article VIII. Treatment for the Value Reduction of the Collateral

In case the mortgagor has conducted any behaviors that may result in the value reduction of the collateral before the principal creditor’s right under this contract has been fully compensated, the mortgagee shall have the right to require the mortgagor to stop its behavior immediately. In case the value of the collateral has reduced, the mortgagee shall be entitled with the right to require the mortgagor to recover the value of the collateral or ask the mortgagor to provide extra collateral with equivalent value of the reduced value of the original collateral as the extra collateral recognized by the mortgagee. If he mortgagor has not recovered the value of the collateral and refused to provide extra guarantee, the mortgagee shall have the right to require the debtor to repay the debt in advance. In case the debtor has failed in repaying the debt, the mortgagee shall have the right to exercise the mortgage right and take other relative measures.

In case the collateral has lost or value depreciation due to the natural disasters, accidents, infringement acts or any other reasons, the mortgagor shall take all measures to avoid the increasing of the loss and notify the status to the mortgagee immediately in written.

Article IX. Fruits

In case the debtor has not honored the matured debt or any situations for realization of the mortgage right agreed in this contract occurred, which has resulted in the legal detention of the collateral by the people’s court, the mortgagee shall have the rights to get the natural fruits and legal fruits of the collateral commencing from the detention of the collateral. However, the mortgagee shall not have the rights to get such fruits in case it has not notified the obligor of the legal fruits according to the law.

The fruits regulated in the previous clause shall be first used for the payment of the expense arising from the collection of the fruits.

Article X. Insurance of the Collateral

The mortgagor shall buy insurance for the collateral to the insurance company with the insurance type and insurance period agreed by both parties through negotiations. The insured amount shall be no less than the evaluation value of the collateral. The content of the insurance policy shall meet the requirement of the mortgagee and shall not have any restrictive conditions that will damage the rights of the mortgagee. The expiry date of the insurance shall be at least 6 months after the maturity of the loan. The mortgagee is the first beneficiary for the insurance benefit.

Before the principal creditor’s right under this contract has been fully paid up, the mortgagor shall not suspend, terminate, amend or change any insurance policy with any reasons. Moreover, the mortgagor shall take all necessary measures to ensure the continuous effectiveness of the insurance policy. In case the mortgagor has not bought the insurance or breached the forgoing regulations, the mortgagee shall be entitled with the rights to buy the insurance or continue to buy insurance for the collateral. In such cases, the mortgagor shall be liable for all the insurance expenses. All the losses suffered by the mortgagee shall be added into the balance of the creditor’s right.

Within 7 days upon the signature of this contract, the mortgagor shall provide the original copy of the insurance policy for the collateral and transfer the insurance benefit application rights for the insurance accidents to the mortgagee. The mortgagee shall preserve the original copy for the insurance policy before the creditor’s rights under this contract has been fully paid up.

Article XI. Liability to Guarantee

If the debtor has not honor the payment according to the contract on any normal repayment date or any advanced repayment date, the mortgagee shall have the right to exercise the mortgage right specified in this contract and get the priority rights for compensation for the collateral within the maximum amount range specified in article III of this contract. After the maturity or advanced maturity of the settlement period specified in this contract or the situations within the range for the maximum amount of creditor’s right regulated in laws and regulations occurred, the maximum creditor’s right shall be determined and the liability to guarantee of the mortgagor will occur.

The repayment date mentioned in the previous clause refers to the repayment date of the principal of the loan and the repayment date of the interest specified in the master contract and the date that the debtor shall pay any amount to the mortgagee. The advanced repayment date mentioned in the previous clause refers to the advanced repayment date proposed by the debtor and approved by the mortgagee or any other date for the collection of the principal, interest and /or any other funds the mortgagee has required the debtor to repay in advance according to the terms and conditions of contract or agreement.

Article XII. The exercising Method and Period of the Mortgage Right

After the occurrence of the liability to guarantee, the mortgagee shall have the right to exercise the mortgage right to get compensation for all or part of the principal creditor’s rights that have matured according to the related provisions about normal mortgage in the relative laws and regulations.

For each principal creditor’s right, the mortgagee shall exercise the mortgage right within the time limit of the action. In case the creditor’s right is paid in installment, the mortgagee shall exercise the mortgage rights before the time limit of the action for the last installment of the creditor’s rights.

In case the debtor has delayed any repayment before the maturity of the settlement period, the mortgagee shall have the right to determine all the debts are matured in advance. If the repayment due time after the performance period or extension period of the debt under the master contract is later than the maturity of the settlement period, the mortgagee shall have the right to declare all the debts have matured in advanced upon the maturity of the settlement period.

In case the debtor has not paid any guaranteed debt within the due time or not paid the debts declared due in advance within due time, the mortgage shall be entitled with the rights to declare the advanced maturity of the settlement and exercise the mortgage right.

Article XIII. Realization of the Mortgage Right

After the maturity or advanced maturity of the settlement period specified in this contract or the situations within the range for the maximum amount of creditor’s right regulated in laws and regulations occurred, the maximum creditor’s right shall be determined and the liability to guarantee of the mortgagor will occur. In such cases, the mortgagee shall have the right to come to an agreement with the mortgagor to use the payment from the discount, auction or selling of the collateral to repay the principal creditor’s right in first priority. In case both parties could not come to any agreement, the mortgagee shall have the right to require the People’s Court to sell the collateral by auction according to the relative laws and regulations.

The amount get from the disposal of the collateral shall be first used to pay the disposal expense of the collateral and the expenses that the mortgagor shall pay to the mortgagee. Then the balance will be used to pay for the principal creditor’s right.

The existence of any other guarantee or warranty under the other contracts for the principal debt will not influence any rights or exercising of any rights of the mortgagee under this contract. The mortgagee shall have the right to determine the exercising sequence of various guarantee rights. The mortgagor shall undertake the liability to guarantee according to the terms and conditions of this contract and shall not defense against the creditor with the reasons of the existence of any other guarantee or put forward any objections for the exercising sequence determined by the mortgagee.

The mortgagee shall have the first priority in the compensation of the mortgage. The mortgagee could directly exercise the mortgage rights under this contract before exercising any other guarantee rights to the debtor (if have). The mortgagor agreed that the mortgagee has not exercised or not exercised any rights under any other loan documents shall not be deemed as the mortgagee has waived the exercising of such rights regardless of the reasons for the failure or delay in the exercising of such rights. Moreover, such failure or delay in the exercising of the rights shall not affect the exercising of the rights under this contract. The above mentioned rights shall include but not limited to the creditor’s right, real right for security, default relief rights and etc.

Article XIX. The relationship between this contract and the master contract

The rights and benefits of the mortgagee under this contract shall not be affected from any tolerance, any agreement for delay payment or any amendments, changes or replacement of the master contract between the mortgagee and the debtor. In case of such situations, it shall be deemed that the mortgagor has agreed with the amendments, changes or replacement, agreed to waive the rights to defense and agreed the liability to guarantee will not be affected due to such changes, amendments or replacement. In case the master contract is about the business like opening of letter of credit, bank guarantee or standby letter of credit, any changes or amendment to the letter of credit, bank guarantee or standby letter of credit made between the creditor and debtor under the master contract are not necessary to get the prior agreement of the mortgagor, nor shall notify the mortgagor separately. In such cases, it shall be deemed that the mortgagor has agreed with the amendments, agreed to waive the rights to defense and agreed that the liability to guarantee will not be affected due to such amendments

In case the mortgagee has provided the trading financing or other follow-up financing service after it has opened the letter of credit for the debtor/person to be guaranteed, the mortgagee does not need the consent of the mortgagor and the mortgagor shall undertake the continuous and uninterruptable liability to guarantee. The mortgagor shall go through the trading financing registration in time according to the requirements of the mortgagee after the signature of the import documentary credit agreement or any other financing agreements.

Both parties could change the maximum amount of the creditor’s right in written based on mutual agreement through friendly negotiation.

In case the collateral under this contract has any other mortgagee, the above changes shall not have any negative impact to the interest of such mortgagee without the prior consent of such guarantee.

In case the master contrac has been legally declared invalid, the mortgagor shall assume the liability to guarantee arising from the invalid of the master contract.

Article XV. Representation and Commitment

The mortgagor hereby makes below representations:

1. The mortgagor has duly registered and valid existing under the approval of the industry and commerce administration authorities or other competent authorities. The borrower shall have the required capacity for civil rights and behavior competence in signing and performing the contract. Moreover, the mortgagor has the legal ownership and disposal right to the collateral.

2. The mortgagor represented that there is no other co-owner of the collateral, or all the co-owners have recognized the above mortgage (provide document in written for the filing of the mortgagee, the content of the document shall include all the co-owners have understood the content of the mortgage and agreed to use the co-owning property as the mortgage), or all the co-owners have signed at the sealing place of the mortgagor in the signing page of the contract.

3. The mortgagor’s signature of this contract shall demonstrate that: the mortgagor has fully understood the content of the master contract; the signing and performing of the contract is the expression of its true meaning; and signing and performing of the contract have get all the necessary authorizations according to the articles of association or other regulations of the mortgagor.

In case the mortgagor is a third party which is a company, the mortgagor’s implementation of the guarantee shall passed the resolution of the board of directors or board of shareholders according to the articles of association of the company; in case the articles of association have any amount limit for mortgage, the guarantee amount under this contract shall not exceed such limit.

The signing and performing of this contract shall not breach any contract, agreement or other legal document with bonding force to the mortgagor. The Mortgagor has acquired all the necessary approval, permit or registration.

4. The mortgagor represents that all the documents, materials, reports, certificates and etc are accurate, complete and effective.

5. The mortgagor has not hidden any security interest of the collateral existed on the collateral on the signing date of this contract.

6. In case of any new security interest on the collateral, the collateral has been detained or the collateral has involved with any significant litigation or arbitration, he mortgagor represents that it will notify the mortgagee in time in written.

7. In case the collateral is construction in progress, the mortgagor represents that there is no any preferential compensation rights of any third party. In case any preferential compensation right did exist, the mortgagor shall commit that the third party has waived the preferential compensation right and submit the written statement to the mortgagee for filing. During the property right registration after the completion of the construction in progress, the mortgagor shall also complete the registration formalities of the mortgage.

8. The mortgagor represents that it has not hidden any delayed tax, construction payment or rental status of the collateral.

9. In case the mortgagee has waived the rights for the mortgage or pledge with the own assets of the debtor, or waived the mortgage priority defined with the own assets of the debtor or change the mortgage rights defined by the debtor’s own assets, the mortgagor shall not have the rights to ask the mortgagee to exempt its liability to guarantee within the range of the preferential compensation rights waived above and the mortgagor shall still be liable for the liability to guarantee within the range regulated by the contract and endow the preferential rights for compensation to the mortgagee.

10. The mortgage shall not exist the situations that may affect the excising the mortgage right of the mortgagee. In case the mortgage right has not become effective due to the reasons beyond the reasons of the mortgagor, the mortgagor shall become guarantor (or several guarantors) of the debt and undertake the joint guarantee liability for the performance of the contract if the mortgagor is not the debtor himself. The guarantee period shall be effective until 2 years after the maturity of the performance period of the principal debt. In case the mortgagor is the debtor himself, the mortgagor shall provide another guarantee acceptable to the creditor. If the guaranteed debt has been repaid but has been regarded as invalid by the relative laws or regulations, this contract shall still be effective and the mortgagor shall still be liable for the guarantee liability.

11. In case there are two or more mortgagors or collaterals, various mortgagors shall undertake the joint guarantee liability within the value range of their respective collateral.

12. If the debtor has provided the mortgage, the mortgagee shall have the right to exercise the mortgage rights for the collateral or exercise the rights on the normal assets of the debtor in first sequence. The debtor and mortgagor represent that they have fully acknowledged such rights of the mortgagee and agree to waive the defense rights for the choice of the mortgagee.

Article XVI. Contracting Fault

Upon the signature of the contract, it shall be deemed that the mortgagor has the contracting fault if it has rejected to go through or delayed to go through the mortgage registration or the contract could not be effective or the mortgage right could not be effective due to any other reasons of the mortgagor. The mortgagor shall be liable for the loss arising from the contracting fault of the mortgagor suffered by the mortgagee.

Article XVII. Breach of Contract

It shall be deemed the borrower has breached the contract if the mortgagor has any one of below events:

1. The mortgagor has violated the related regulations in this contract and transfers, rents, lend, invest with the property, reconstruct, rebuild or use any other method partially or wholly dispose the collateral.

2. The mortgagor has used any approaches to prevent the mortgagee from exercising the mortgage rights or dispose the collateral not in accordance with the regulations in this contract.

3. In case of the value depreciation of the collateral as defined in article VII of this contract, the mortgagor has not take measures to recover the value of the collateral, nor provide any other guarantee for the debt.

4. The representations made by the mortgagor are not true or the borrower has violated the commitment it has put forward in the contract.

5. The mortgagor has violated the other rights and obligations of the parties to the contract.

6. The mortgagor has terminated the operation or experienced dissolution, cancellation or bankruptcy.

7. The borrower has breached any other contracts with any branches of Hubei Bank Co., Ltd.

8. The mortgagor has conducted any other acts that have breached the contract.

In case the occurrence of the breach events as specified in the precious clause, the mortgagee shall have the rights to take below measures separately or jointly:

1. Require the mortgagor to correct their behaviors within the due time.

2. Reduce, suspend, cancel or terminate the credit granting wholly or partially to the mortgagor.

3. Wholly or partially suspend or terminate the acceptance of the business applications like the withdrawal application under this contract and other contracts between the mortgagor and the mortgagee.

4. Declare the principal and interest of the loan/trading financing amount to be prepaid under this contract and other contracts between the mortgagor and the mortgagee and the other account payables of the mortgagor are wholly or partially matures immediately.

5. Terminate or cancel this contract and wholly or partially terminate or cancel all the other contracts between the mortgagee and mortgagor. Moreover, the lender shall have the right to require the borrower to be liable for the breach of contract.

6. Require the mortgagor to indemnity for the loss the mortgagee suffered due to the mortgagor’s breach of contract.

7. Exercise the mortgage right.

8. The other measures deemed necessary and possible by the mortgagee.

Article XVIII. Reservation of Rights

In case one party has not excised the rights under the contract partially or wholly or has not required the other party to perform or undertake all or part of the obligations or responsibilities under the contract, such actions shall not been deemed as the party has waived the rights, nor shall be deemed as the exemptions for the other party in performing such obligations or responsibilities.

The tolerance of one party and the deferred or delayed in exercising in any rights under the contract shall not affect any rights endowed to the party by the contract and other laws and regulations and shall not be deemed the party has waived such rights.

Article XIX. Change, Amendment and Termination of the Contract

Both parties could change or amend this contract in written by mutual agreement. Any changes or amendments to the contract made by such method shall be constituent parts of the contract.

Unless otherwise required by the laws and regulation or agreed by both parties, the contract shall not be terminated before all the rights and obligations under the contract have been fully performed.

Unless otherwise required by the laws and regulation or agreed by both parties, the invalid of any clauses of this contract shall not influence the legal effect of other clauses of the contract.

Article XX: Applicable Law and Settlement of Disputes

The laws of the People’s Republic of China shall apply to this contract.

All the disputes arising from the performing of this contract shall be settled by both parties through friendly negotiation. In case both parties could not come to an agreement about the disputes through friendly negotiation, either party could submit the disputes to the People’s Court where the mortgagee located for judgment.

During the dispute settlement period, both parties shall continue to perform all the clauses of the contract that have not been affected by the issue in dispute.

Article XXI. Appendix

Both parties have agreed the below appendix and other appendixes agreed by both parties shall be the indivisible parts of this contract and shall have the same legal effect with this contract.

1. List of Collateral

2.      /      .

Article XXII. Miscellaneous

1. Without the written consent of the mortgagee, the mortgagor shall not transfer any rights or obligations to any third party.

2. In case the mortgagee needs to entrust any other branches of the Hubei Bank Co., Ltd to exercise or perform any rights and obligations under the contract due to the business requirement, the borrower has expressed acceptance of such arrangement. Moreover, such branch of Hubei Bank Co., Ltd shall have the right to bring a legal action against the borrower to the court for the disputes under this contract.

3. Without any prejudice to the regulations in the other articles of this contract, the contract shall have the binding force to the legal inheritors or assignees of each party.

4. Unless otherwise agreed, the address stated in the contract by each party shall be taken as the communication address of corresponding party. Both parties have promised that they will notify the other party in written in case there is any change in the communication address.

5. The title and transaction name of the contract is just for convenience and reference, which shall not used for the explanation of the content of the contract or the rights and obligations of both parties.

6.                                                .

Article XXIII: Effectiveness of the Contract and Establishment of the Mortgage Rights

The contract shall be effective upon the signatures or signature seals of the legal representative, responsible person or authorized representative and official seals or contract seals (signatures shall be necessary in case one party of the contract is natural person) of both parties.

This contract shall be made in quadruplicate and each copy shall have the same legal effect. Each party of the contract shall keep two copies of the contract.

All the terms and conditions in this contract are made based on the thoroughly discussions of various parties of the contract. The bank has already required the other related parties to the contract to pay special attention to the articles about the exemption or restriction of the liability of the bank, some rights solely owned by the Bank and the articles that will increase the responsibilities or restrict the rights of other related parties of the contract. The related parties to the contract shall comprehensively and accurately understand the meaning of such articles. The bank has made all the necessary explanations for the above articles according to the requirements of the related parties of the contract. The various parties signing the contract have reached unanimous understanding about the terms and conditions of the contract.

Mortgagor:
Legal Representative (or authorized representative):
Co-owner (if have):
January 7, 2013

Mortgagee
Legal Representative (or authorized representative):
January 7, 2013
Appendix

List of Collateral

Name of the Collateral	Quantity	Evaluated Value	Ownership/belonging of the user right (property right No.)	Location	Registration Authorities
Buildings for solid preparations	1 Building	10.2778 Million Yuan	Yinchang Property Ownership Certificate Xiling District No.0244289 Yichang Stated Land (2008) No. 010301185-37	No. 50, Xiba Road, Yichang City	Department of House Management of Yichang
Chinese Medicine Extraction Building	1 Building	9.8775 Million Yuan	Yinchang Property Ownership Certificate Xiling District No.0244307 Yichang Stated Land (2008) No. 01030185-41	No. 50, Xiba Road, Yichang City	Department of House Management of Yichang

Mortgagor: Hubei Minkang Pharmaceutical Co., Ltd
Legal Representative (or authorized representative):
Co-owner (if have):
January 7, 2013

Mortgagee: Hubei Bank Co., Ltd Yichang Branch
Legal Representative (or authorized representative):
January 7, 2013